UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ SolicitingMaterial Pursuant to Rule 14a-11(c) or Rule 14a-12

NETMANAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10725 North De Anza Blvd

Cupertino, CA 95014

Dear Fellow Stockholder:

We cordially invite you to attend NetManage’s Annual Meeting of Stockholders, which will be held at our corporate headquarters, 10725 North De Anza Blvd, Cupertino, CA 95014 on Wednesday, May 26, 2004 at 9:00 a.m. Pacific Daylight Time. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached.

At this year’s Annual Meeting, stockholders will be asked to:

•	elect two directors;

•	ratify the appointment of Deloitte & Touche LLP to serve as our independent accountants for 2004;

•	approve an amendment and restatement to our Certificate of Incorporation;

•	approve an amendment to our 1999 Non-statutory Stock Option Plan; and

•	conduct any other business that may properly come before the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the attached Proxy in the enclosed postage-paid envelope. Returning your completed Proxy will ensure your representation at the Annual Meeting.

We look forward to seeing you on May 26, 2004.

/s/ ZVI ALON

ZVI ALON

Chairman, President and CEO

Cupertino, California

April 16, 2004

NETMANAGE, INC.

10725 North De Anza Boulevard

Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 26, 2004

To the Stockholders of NetManage, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NetManage, Inc., a Delaware corporation, will be held on Wednesday, May 26, 2004 at 9:00 a.m., Pacific Daylight Time, located at our offices at 10725 North De Anza Blvd, Cupertino, California 95014, for the following purposes:

1.	To elect two directors to hold office until the Annual Meeting of Stockholders in the year 2007.

2.	To ratify the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2004.

3.	To approve an amendment and restatement to our Certificate of Incorporation.

4.	To approve an amendment to our 1999 Non-statutory Stock Option Plan (the “1999 Plan”) to increase the number of shares reserved for issuance under the 1999 Plan by 500,000 shares, to effect certain changes to the 1999 Plan including the addition of an annual automatic share increase provision to the Plan beginning in the calendar year 2005 and continuing through the calendar year 2009, and the extension of the term of the 1999 Plan to October 25, 2014.

5.	To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 29, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

By Order of the Board of Directors

MICHAEL R. PECKHAM

Secretary

Cupertino, California

April 16, 2004

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend. Please note, however, that if a broker holds your shares of record, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

NETMANAGE, INC.

10725 North De Anza Boulevard

Cupertino, California 95014

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

May 26, 2004

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors”, or the “Board”) of NetManage, Inc., a Delaware corporation (“NetManage”, the “Company”, “we”, “our” and “us” collectively), for use at our Annual Meeting of Stockholders to be held on Wednesday May 26, 2004 at 9:00 a.m., Pacific Daylight Time (the “Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Meeting. The Meeting will be held at our offices located at 10725 North De Anza Boulevard, Cupertino, California 95014. This proxy statement and the accompanying proxy card are being mailed to all stockholders entitled to notice of and to vote at the Meeting as of the record date.

NetManage’s Annual Report for the year ended December 31, 2003 is enclosed with this proxy statement.

Voting Rights and Outstanding Shares

Stockholders of record at the close of business on March 29, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. We have two classes of authorized capital stock, designated Common Stock, par value $0.01 per share (the “Common Stock”) and Preferred Stock, par value $0.01 per share (the “Preferred Stock”). At the close of business on the Record Date, we had 8,816,469 shares of Common Stock, and no shares of Preferred Stock, outstanding and entitled to vote.

Each holder of record of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting. All votes cast at the Meeting, in person or by proxy, will be tabulated by an inspector of elections appointed for the Meeting (the “Inspector”), who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

As of the Record Date, our directors and executive officers as a group beneficially owned 1,906,641 shares (approximately 21.63% of the outstanding Common Stock) and, although they do not have a formal written agreement, they have indicated their intention to vote all of their shares over which they have voting control in favor of the proposals described in the accompanying notice of Meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A stockholder may revoke a proxy by: (i) filing with the Company’s Secretary at our principal executive office, located at 10725 North De Anza Boulevard, Cupertino, California 95014, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Meeting and informing the Secretary in writing that such stockholder wishes to vote in person. Attendance at the Meeting will not, by itself, revoke a proxy.

Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock, beneficially owned by others, to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for those services, but they may be reimbursed for their out-of-pocket expenses.

In addition, we may retain the services of ADP or another proxy solicitation firm to assist in the solicitation of proxies. If such services are retained, ADP or another proxy solicitation firm will receive an anticipated fee from us of approximately $30,000 plus out-of-pocket expenses. Except as described above, we do not presently intend to solicit proxies other than by mail.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Meeting will be tabulated by the Inspector who will be an employee of the Company. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances as described herein under certain of the proposals, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required for approval of proposals presented to stockholders. The presence at the Meeting, either in person or by proxy, of holders of shares of outstanding Common Stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business at the Meeting.

The Inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum but will not treat such shares as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for: (i) the election of the nominees for directors set forth herein; (ii) the ratification of Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2004; (iii) to approve an amendment and restatement of our Certificate of Incorporation; (iv) to approve an amendment to our 1999 Non-statutory Stock Option Plan; and (v) at the discretion of the proxy holders, as to such other business as may properly come before the Meeting or any adjournment or postponement thereof.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter those shares will not be considered as present with respect to that matter.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders that are intended to be presented at the 2005 Annual Meeting of Stockholders must be received in writing by the Company’s Secretary at our principal executive offices, located at 10725 North De Anza Boulevard, Cupertino, California 95014, no later than March 28, 2005 but no earlier than February 25, 2005 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting.

If a stockholder intends to submit a proposal at our 2005 Annual Meeting which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give us notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before March 28, 2005, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our 2005 Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws provide that our Board of Directors shall be divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors and with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors who are independent acting in accordance with the Nominating Policy attached to this proxy statement as Exhibit C. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of six members. There are two directors in the class to be elected at this meeting, Dr. Shelley Harrison and Mr. John Bosch (the “Nominees”), each of whom is an existing director whose term of office expires at the Meeting and each of whom has been nominated in accordance with the Nominating Policy. If elected at the Meeting, Dr. Harrison and Mr. Bosch would each serve until the 2007 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. The Board has determined that Messrs. Bosch, Miller, and Ostrovsky are “independent” as that term is defined in Rule 4200 (a) of the listing standards of the National Association of Securities Dealers. The Company anticipates that a majority of its directors will be independent before the date of the 2005 Annual Meeting of Stockholders.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will not have any effect on the outcome of the vote on the election of directors. Shares of Common Stock may not be voted cumulatively with respect to the election of directors.

IF NO INSTRUCTIONS ARE INDICATED IN THE PROXIES, SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED, IF AUTHORITY TO DO SO IS NOT WITHHELD, FOR THE ELECTION OF THE NOMINEES. If either Nominee should be unavailable for election as a result of an unexpected occurrence, the proxy holders will vote such shares for the election of any substitute nominee as we may propose. Each of the Nominees has agreed to serve if elected, and we have no reason to believe that the Nominees will be unable to serve.

Set forth below is biographical information for each Nominee and each person whose term of office as a director will continue after the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR

OF THE NAMED NOMINEES.

Nominees for Election for a Three-Year Term Expiring at the 2007 Annual Meeting

John Bosch, age 69, has served as a director of NetManage since December 1991. Currently, Mr. Bosch is a consultant. From November 1981 to December 1999, Mr. Bosch served as a general partner with Bay Partners, a venture capital firm. In 1976, he co-founded Cronus Precision Products, Inc., a digital timing company, and served as its President and Chief Executive Officer until 1981. In 1970, Mr. Bosch co-founded Anixter, Bosch and Russell, a consulting firm specializing in marketing and sales consulting for high technology companies and in technical venture analysis for the venture capital community. He is a graduate of the University of Southern California where he received a B.S. degree in mechanical engineering and an M.B.A. in International Trade.

Dr. Shelley A. Harrison, age 61, has served as a director of NetManage since July 1996. Dr. Harrison has served as Chairman of the Board of Directors of Spacehab, Inc. since 1993, a company that develops, owns and operates habitable modules and logistics supply services for the manned U.S. Space Shuttle missions, and from April 1996 to March 2003 was also the Chief Executive Officer. Dr. Harrison co-founded and served as the first Chief Executive Officer and Chairman of Symbol Technologies, Inc. from February 1973 to October 1982. Dr. Harrison is also a founder of the high-tech venture capital firms Harrison Enterprises, Inc., and PolyVentures I and II L.P., and Dr. Harrison currently serves as the Chairman of the Board of Directors of Harrison Enterprises, Inc., and member of the Board of SafeNet Inc. Dr. Harrison received his B.S. in Electrical Engineering from New York University and received an M.S. and Ph.D. in Electrophysics from Polytechnic University. Mr. Harrison is currently serves as a consultant to the Company as described under the Compensation of Directors section on page 9 of this Proxy Statement.

Directors Continuing in Office Until the 2006 Annual Meeting

Zvi Alon, age 52, is the founder of NetManage, Inc. and has served as our Chairman of the Board, President and Chief Executive Officer since our formation in 1990. From 1986 to 1989, Mr. Alon was the President of Halley Systems, a manufacturer of networking equipment including bridges and routers. He also has served as Manager, Standard Product Line at Sytek, Inc., a networking company, and Manager of the Strategic Business Group for Architecture, Graphics and Data Communications at Intel Corporation, a semiconductor manufacturer. Mr. Alon received a B.S. degree in electrical engineering from the Technion-Israel Institute of Technology in Haifa, Israel.

Abraham Ostrovsky, age 61, has served as a director of NetManage since January 1998. Mr. Ostrovsky served as the Chairman of the Board of Accelio (formerly Jetform) Corporation from June 1994 to April 2002, a provider of electronic forms and enterprise workflow products, and served as its Chief Executive Officer from 1992 to 1995. Mr. Ostrovsky also served as Chairman of the Board and Chief Executive Officer of Compressent Corporation, which develops and licenses color facsimile and communications software, from March 1996 to December 1997. Mr. Ostrovsky currently serves as non-executive Chairman of CenterBeam, Inc., an information technology outsourcing servicer, and a director of SEEC, Inc., an enterprise software provider. Mr. Ostrovsky served as Chairman of the Board of Directors of Digital Now, Inc., a developer of digital imaging technology and Internet-based activity for the photo processing industry, from 2000 to 2003. Digital Now, Inc. filed for bankruptcy in December 2001, but has since withdrawn its filing.

Directors Continuing in Office Until the 2005 Annual Meeting

Uzia Galil, age 79, has been a director of NetManage since its inception in 1990. Mr. Galil currently serves as President and Chief Executive Officer of Uzia Initiatives and Management Ltd., a company specializing in the promotion and nurturing of new businesses associated with mobile communication, innovative consumer electronics and medical informatics which he founded in November 1999. From 1962 until October 1999, Mr. Galil served as President, Chief Executive Officer, and has also served as Chairman of the Board of Directors of Elron Electronic Industries Ltd., or Elron, an Israeli high technology holding company. From January 1981 until November 1999, Mr. Galil also served as Chairman of the Board of Directors of Elbit Ltd., an electronic communication affiliate of Elron, and as a member of the Boards of Directors of Elbit Systems Ltd., a defense electronics affiliate of Elron, and all other private companies held in the Elron portfolio. Mr. Galil currently serves as a member of the Board of Directors of Orbotech Ltd, Partner Communications Co. Ltd, which operates the GSM network in Israel, using the Orange brand name; and is currently Chairman of the Board of Zoran Corporation, a provider of digital solutions-on-a-chip in the consumer electronics market. Mr. Galil holds an M.S. in Electrical Engineering from Purdue University and a B.S. from the Technion, Israel Institute of Technology in Haifa. From 1980 to 1990, Mr. Galil served as Chairman of the International Board of Governors of the Technion. Mr. Galil has also been awarded an honorary doctorate in technical sciences by the Technion in recognition of his contribution to the development of science-based industries in Israel, an honorary doctorate in philosophy by the Weizmann Institute of Science, an honorary doctorate in engineering by Polytechnic University, New York, and an honorary doctorate from the Ben-Gurion University of the Negev in Israel, as well as the Solomon Bublick Prize Laureate from the Hebrew University of Jerusalem. Mr. Galil is also a recipient of the Israel Prize for his contribution to the development of Israel hi-tech industry.

Darrell Miller, age 57, has served as a director of NetManage since 1993 and served as Executive Vice President, Corporate Strategic Marketing for NetManage from December 1994 to February 1996, at which time he retired. From 1987 to 1992, Mr. Miller was with Novell, Inc., a computer network company, in numerous positions including Executive Vice President responsible for strategic and marketing operations and Executive Vice President responsible for product development. From 1984 to 1987, Mr. Miller acted as the Director of Marketing for Ungermann-Bass, a manufacturer of networking equipment. Mr. Miller also serves on the Board of Directors of Xpoint Technologies, Inc., a switched ethernet company. Mr. Miller is a graduate of the University of Denver where he received a B.S. in business administration.

Board Committees and Meetings

During the fiscal year ended December 31, 2003, the Board of Directors held five meetings. Standing committees of the Board in 2003 included the Audit Committee, the Option Committee, and the Compensation Committee. During the fiscal year ended December 31, 2003, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served that was held during the period for which he was a director or committee member. On April 2, 2004 the Board approved a Nominating Policy and any matters relating to such policy are considered at meetings of the full Board of Directors.

Audit Committee

The Audit Committee meets with our independent accountants at least quarterly to review the results of our quarterly financial reviews, our annual audit, and to discuss our financial statements. The Board adopted and approved an amended and restated charter for the Audit Committee on January 29, 2004, a copy of which is attached to this proxy statement as Exhibit A. The new charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent accountants, including pre-approval of all audit and non-audit services to be performed by our independent accountants. The Audit Committee charter has also been amended to give this committee broader authority to fulfill its obligations under Securities and Exchange Commission (the “SEC”) and National Association of Securities Dealers (the “NASD”) requirements.

The Report of the Audit Committee is set forth beginning on page 29 of this proxy statement. The Audit Committee is currently composed of three non-employee directors: Messrs. Bosch, Miller, and Ostrovsky. Dr. Harrison resigned from the Audit Committee on May 28, 2003. The Audit Committee held five meetings during 2003. The Board has determined that all members of the Audit Committee are “independent” as that term is currently defined in Rule 4200 (a)(15) of the listing standards of the NASD. The Board of Directors has also determined that Mr. Ostrovsky meets the SEC criteria of an “audit committee financial expert.” Mr. Ostrovsky’s extensive background and experience includes serving as the chief executive officer of Accelio (formerly JetForm) Corporation where Mr. Ostrovsky actively supervised the company’s chief financial officer and participated extensively in dealing with accounting, auditing, internal control and risk management issues.

Option Committee

The functions of the Option Committee are to review and recommend awards of stock options for approval by the Board of Directors under our stock option plans to employees and consultants who are not subject to Section 16 of the Exchange Act, and to recommend any changes or amendments to the Company’s stock option plans. The Option Committee currently consists of Messrs. Bosch and Miller, both of whom are independent non-employee directors. The Option Committee met twelve times during 2003.

Compensation Committee

The Report of the Compensation Committee is set forth beginning on page 27 of this proxy statement. The Compensation Committee reviews and approves specific compensation matters including the grant of options for the Chief Executive Officer, and all executive staff who report directly to the Chief Executive Officer as well as performing such other functions regarding compensation as the Board may delegate. The Board adopted and approved an amended and restated charter for the Compensation Committee on January 29, 2004, a copy of which is attached to this proxy statement as Exhibit B. The Compensation Committee is currently composed of three independent non-employee directors: Messrs. Bosch, Galil, and Ostrovsky. Mr. Alon makes his recommendations to the Compensation Committee with respect to options and purchases under our stock option plans and the 1993 Employee Stock Purchase Plan subject to Section 16 of the Exchange Act, for individuals other than the Chief Executive Officer. The Compensation Committee determines the terms of option grants (including the number of shares) for all such individuals. The Compensation Committee met twice during 2003.

Nominations of Candidates for Director

The Company does not currently have a Nominating Committee. The full Board of Directors in consultation with the Company’s Chief Executive Officer, recommends candidates for election to the Company’s Board of Directors and from time to time reviews the appropriate skills and characteristics required of individual Board members in the context of the current make-up of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting, corporate governance, and other areas that are expected to contribute to an effective Board, and therefore, the Company believes it is unnecessary to have a Nominating Committee. The Board adopted and approved the Company’s Nominating Policy on April 2, 2004, which is intended to provide guidelines to the Company’s Board of Directors when recommending candidates for election to the Board and is attached to this proxy statement as Exhibit C.

The Board also considers candidates recommended by stockholders for election as directors. Such recommendations should be sent to the Board in care of the Corporate Secretary at the Company’s headquarters, and should include information as to the candidate’s name, biographical data and qualifications.

Stockholder Communications with Directors

The Board of Directors welcomes communications from the Company’s stockholders. Any stockholder may communicate with either the Board as a whole, or with any individual director by sending a written communication c/o the Company’s Chief Executive Officer at the Company’s offices located at 10725 North De Anza Blvd, Cupertino, CA 95014. All such communications sent to the Company’s Chief Executive Officer will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed.

The Company encourages, but does not require, the members of the Board to attend the annual meetings of stockholders and one or more members of the Board of Directors generally do attend the annual meetings. Mr. Alon and Dr. Harrison attended our Annual Meeting of Stockholders held on May 28, 2003.

Compensation of Directors

Our non-employee directors currently receive a fixed sum of $12,000 in cash compensation per year, payable quarterly, for service on the Board of Directors. In addition, non-employee directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Employee directors do not receive separate compensation for their services on the Board of Directors, although service on the Board may be considered when establishing their compensation as employees.

Our non-employee directors are eligible to receive options under the 1993 non-employee directors’ Stock Option Plan, as amended and restated, (the “Directors’ Plan”) and under our 1992 Stock Option Plan, as amended and restated. A total of 200,000 shares of Common Stock have been reserved for issuance under the Directors’ Plan. Under the Directors’ Plan, each person that is elected for the first time as a director and who is not otherwise employed by us or our affiliates (a “Non-Employee Director”) is granted an option to purchase 8,000 shares of Common Stock upon the date of his or her election to the Board. At each Annual Meeting of Stockholders, including this Meeting, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months is granted an option to purchase an additional 1,600 shares of Common Stock.

Pursuant to the Directors’ Plan, options to purchase 1,600 shares were granted on May 28, 2003, the date of our 2003 Annual Meeting of Stockholders, to each of Messrs. Bosch, Galil, Miller, and Ostrovsky, at an exercise price of $1.92 per share. On June 25, 2003, options to purchase 2,400 shares were granted to each of Messrs. Bosch, Galil, Miller, and Mr. Ostrovsky at an exercise price of 2.75 per share. These options represent a one-time grant in lieu of the participation by these Non-Employee Directors in the voluntary stock option exchange program announced on May 26, 2003. In addition, on the date of the 2004 Annual Meeting, each of Messrs. Bosch, Galil, Miller, and Ostrovsky, will receive an option grant of 1,600 shares at an exercise price equal to the closing price of our Common Stock on that date.

On May 28, 2003, the Company entered into an independent contractor services agreement with Dr. Harrison, a director of the Company, pursuant to which Dr. Harrison will receive compensation in consideration for consultancy and advisory services he is providing the Company over a two-year period. The terms of the agreement require the Company to pay Dr. Harrison a fixed fee of $138,000 per year, which amount is included under the General and Administrative expenses of the Consolidated Statements of Operations, and a one time grant to Dr. Harrison of an option to purchase 150,000 shares of Common Stock, inclusive of the shares Dr. Harrison was eligible to receive under the Directors’ Plan in 2003 and in 2004, at an exercise price of $1.92 per share (which represents the quoted market price of the stock at the date of grant). The option vests on a monthly basis over the two-year term of the agreement. The option expires five years from the date of issuance. The fair value of the option was determined using the Black-Scholes option pricing model with the following assumptions: stock price $2.95 - $5.27; no dividends; risk free interest rate of 2.00% - 2.41%; volatility of 63% -90%; and a contractual life of five years. The fair value of the option is subject to change over the vesting period of the option based on changes in the underlying assumptions (variable award accounting). Through December 31, 2003 the Company had recorded approximately $158,000 in compensation expense under this agreement, which amount is also included under the General and Administrative expense of the Consolidated Statements of Operations, based on an aggregate fair value of $541,000. In connection with his entering into the agreement, Dr. Harrison resigned from the Company’s Audit Committee effective May 28, 2003.

Company Employee Code of Conduct

The Board has adopted a Code of Conduct that applies to the Company’s officers and employees, including its principal executive, financial and accounting officers and persons performing similar functions. The Code of Conduct will be made available, without charge, upon written request made to the Secretary of the Company at its principal executive offices. In addition, it is also available on the Company’s website at www.netmanage.com. We have also filed a copy of the Code of Conduct with the SEC as an exhibit to our December 31, 2003 annual report on Form 10-K.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board of Directors has selected Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Meeting.

On June 3, 2002, NetManage determined for itself and its subsidiaries, and affiliates, to dismiss its independent accountants, Arthur Anderson LLP, (“Anderson”) and to select Deloitte & Touche LLP to serve as its new independent accountants for the year ending December 31 2002. The determination was recommended by NetManage’s Audit Committee and approved by the Board of Directors. Anderson’s reports on NetManage’s financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Subsequent to their appointment on June 3, 2002 we engaged Deloitte & Touche LLP to perform a re-audit of our financial statements for the years ended December 31, 2001 and 2000.

During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and the date that Anderson was dismissed there were no disagreements between NetManage and Anderson on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure; which, if not resolved to Anderson’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Deloitte & Touche LLP has audited our financial statements for the years ended December 31, 2003, 2002 and 2001. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The following information describes the fees billed by Deloitte & Touche LLP to the Company for the fiscal year ended December 31, 2003:

Fees Paid to Deloitte & Touche LLP During 2002 & 2003

The following fees were billed by Deloitte and Touche LLP the Company’s independent accountants, for services rendered in 2002 and 2003:

Fee Category	2002	2003
Audit Fees	$968,580	$409,657
Audit Related Fees	—	$—
Tax Fees	$42,473	$96,643
All Other Fees	$1,000	$75,455

Total Deloitte & Touche Fees	$1,012,053	$581,755

Audit Fees: Represent amounts billed by Deloitte and Touche LLP for audit of our financial statements, reviews of SEC Forms 10-Q and Form 10-K and statutory audit requirements at certain non – U.S. locations. The aggregate fees billed to the Company by Deloitte & Touche LLP the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) represent fees for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2002, and 2003 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2002 and 2003. Audit Fees above also include fees of $742,455 billed in 2002 and 2003 related to the re-audit of the fiscal years ended December 31, 2000 and 2001.

Audit Related Fees: Deloite & Touche provided no Audit Related Services during 2002 and 2003.

Tax Fees: Fees billed to us by Deloite & Touche for 2002 and 2003 are for international compliance, tax planning, and tax refund activity in non- U.S. locations.

All Other Fees: The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees”, and “Tax Fees”, for the fiscal year-ended December 31, 2003 included reviews of SEC Forms 10-Q and Form 10-K, technical consultation, and support and training on Sarbanes-Oxley compliance.

We did not engage Deloitte & Touche to provide services to us regarding financial information systems during 2003.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approved all of the audit services provided by the independent accountants during the fiscal year 2003.

Audit Fees: Annually, the Audit Committee will review and approve 100% of the audit services and estimated audit fees for the following year. The projections will be updated quarterly and the Audit Committee will consider and, if appropriate, pre-approve any amounts exceeding the original estimates.

Non-Audit Services and Fees: Annually, and otherwise as necessary, the Audit Committee will review and pre-approve 100% of non-audit services and estimated audit fees for such services. For recurring services, such as tax compliance and statutory filings the Audit Committee will review and approve the services and estimated total fees for such matters by category and location of service. The projections will be updated quarterly and the Audit Committee will consider and, if appropriate, pre-approve any amounts exceeding the original estimates. For non-recurring services such as special tax projects, due diligence or other consulting, the Audit Committee will review and pre-approve the services and the estimated fees by individual project. The projections will be updated quarterly and the Audit Committee will pre-approve any amounts exceeding the original estimates.

Should an engagement need pre-approval before the next Committee meeting, authority to grant such approval is delegated to the Audit Committee Chairman (or if he were unavailable, another Audit Committee member). Such approval would be reviewed with the entire Audit Committee at the next meeting.

The Audit Committee has considered whether the provision of the services described under All Other Fees above is compatible with maintaining Deloitte & Touche’s independence and has determined that such services have not adversely affected Deloitte & Touche’s independence.

Stockholder ratification of the selection of Deloitte & Touche as our independent accountants is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board may direct the appointment of different independent accountants at any time during the year, if they determine that such a change would be in our best interests and those of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Meeting, assuming a quorum is present, is necessary for approval of this proposal. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account, fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE

CERTIFICATE OF INCORPORATION

The Certificate of Incorporation, as amended, currently authorizes the issuance of up to 125,000,000 shares of common stock, par value of $0.01 per share, and up to 5,000,000 shares of preferred stock, par value of $0.01 per share, of the Company. The Board has adopted, subject to stockholder approval, an amendment and restatement of the Certificate of Incorporation to decrease the authorized number of shares of Common Stock and Preferred Stock from an aggregate of 130,000,000 shares to 37,000,000 shares (the “Amendment”). Thirty-six million (36,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01), and one million (1,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01). As so amended and restated, the first paragraph of Article IV of the Certificate of Incorporation would read as follows:

A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares, that the corporation is authorized to issue, is Thirty-seven Million (37,000,000) shares. Thirty-six million (36,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01), and one million (1,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01).

The Board of Directors has determined a proposed decrease in the authorized number of shares of Common Stock to be in the best interest of the Company, and its stockholders, because it will result in a decrease in the amount of Delaware Franchise Taxes paid by the Company to the State of Delaware on an annual basis. The Company feels that there will be a sufficient number of shares of Common and Preferred Stock available after the reduction to meet the Company’s needs for the foreseeable future.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 3.

PROPOSAL 4

APPROVAL OF AMENDMENT AND RESTATEMENT OF

THE 1999 NON-STATUTORY STOCK OPTION PLAN

The stockholders are being asked to approve an amendment of the Company’s 1999 Non-statutory Stock Option Plan (the “1999 Plan”), which will effect the following changes:

(i) increase the number of shares of Common Stock available for issuance under the option plan by an additional 500,000 shares,

(ii) add an automatic share increase provision to the plan pursuant to which the share reserve under the option plan will automatically increase on the first trading day of January in each calendar year, beginning with the calendar year 2005 and continuing through the calendar year 2009, by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, subject to a maximum annual increase of 300,000 shares,

(iii) extend the term of the 1999 Plan to October 25, 2014, and

The 1999 Plan was initially adopted by the Board of Directors October 25, 1999, and amended and restated on April 15, 2002. The Company did not solicit stockholder approval of the 1999 Plan or that amendment and restatement. The Board approved the amendment as described herein on April 2, 2004, subject to stockholder approval at the Annual Meeting.

Stock options play a key role in our ability to recruit, reward and retain executives and key employees and consultants. Technology companies have historically used stock options as an important part of recruitment and retention packages. We compete directly with these technology companies for experienced executives and engineers and must be able to offer comparable packages to attract the caliber of individuals that we believe are necessary to provide the growth that stockholders desire. The 1999 Plan provides for the grant of options to eligible employees, directors and consultants to provide additional incentive to encourage their continued service to NetManage. Accordingly, at the Annual Meeting, the stockholders are being requested to consider and to approve the amendment to the 1999 Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares, bringing the total number of shares reserved for issuance under the 1999 Plan to 1,071,428 shares of Common Stock. The Board does not have any specific current plans to utilize the additional shares of Common Stock that would become available under the 1999 Plan if this Proposal 4 is approved by our stockholders.

The following is a summary of the principal features of the 1999 Plan, as most recently amended, but without giving effect to the above amendments. This summary, however, does not purport to be a complete description of all the provisions of the 1999 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at our principal offices in Cupertino, California.

Summary Description of the 1999 Plan

Administration. The 1999 Plan may be administered by our Board of Directors or by a committee of our Board. The Board of Directors or a committee thereof acting in such administrative capacity (the “Plan Administrator”) has complete discretion (subject to the provisions of the 1999 Plan and any applicable laws) to authorize option grants under the 1999 Plan. The term plan administrator, as used in this summary, will mean our Board of Directors or any committee thereof, to the extent each such entity is acting within the scope of its administrative authority under the 1999 Plan.

Share Reserve. As of March 29, 2004, an aggregate of 571,428 shares of our Common Stock had been reserved for issuance over the ten (10) year term of the 1999 Plan. Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1999 Plan.

Changes in Capitalization. Subject to any required action by the stockholders of the Company, in the event any change is made to the outstanding shares of our Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate structure effected without the receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and class of securities issuable under the 1999 Plan; and (ii) the number and class of securities and the exercise price per share in effect under each outstanding option, provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.

Eligibility. Options may be granted to officers and employees in our employ, or in the employ of any parent or subsidiary company, to members of our Board of Directors, and to independent consultants who provide services to us, our parent, or subsidiary companies. As of March 29, 2004, there are approximately, 9 officers, 5 members of the Board of Directors, and 229 employees who are eligible to receive options under the 1999 Plan. However, not more than 50% of the shares authorized for issuance under the 1999 Plan may be issued pursuant to option grants made to our officers or the members of our Board of Directors.

Valuation. The fair market value per share of our Common Stock on any relevant date under the 1999 Plan will be the closing selling price per share on that date on the NASDAQ National Market or other such public market on which our shares are trading. On March 29, 2004, the closing selling price per share was $8.75.

Price and Exercisability. Options may be granted under the 1999 Plan at an exercise price per share determined by the Plan Administrator, but in no event less than 100% of the fair market value per share of our Common Stock on the grant date. The granted options generally have a term of ten (10) years, or as otherwise determined by the Plan Administrator and as stated in the option agreement, subject to earlier termination upon the optionee’s cessation of service. The options will generally become exercisable in a series of installments over the optionee’s period of service with us or our parent or subsidiary companies. The exercise price may be paid in cash, in shares of our Common Stock or in such other form of consideration as determined by the Plan Administrator. Vested options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm will effect an immediate sale of the shares purchased under the option and pay over to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow Non-statutory options to be transferred or assigned during the optionee’s lifetime pursuant to terms and conditions deemed appropriate by the Plan Administrator.

Termination of Service. Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares for which those options are vested and exercisable at the time of such cessation of service. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service. If on the date of termination, the optionee is not vested to his or her entire option, the shares covered by the unvested portion of the option shall revert back to the plan, and the option shall cease to be outstanding as to unvested shares. If, after termination, the optionee does not, within the time specified by the Plan Administrator exercise his or her option for vested shares subject to the option, then the option shall terminate with respect to those vested shares, and those shares shall revert to the plan.

Acceleration. In the event of: (i) a merger or consolidation in which we are not the surviving corporation; (ii) a reverse merger in which we are the surviving corporation but the shares of our Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other forms of property; or (iii) any other capital reorganization in which more than fifty percent (50%) of our outstanding voting shares are exchanged, then to the extent permitted by applicable law, each outstanding option under the 1999 Plan, will automatically vest on an accelerated basis and become exercisable for all of the option shares at least ten (10) days prior to the closing of such transaction, and all unvested shares issued under the 1999 Plan will immediately vest. Such options shall be terminated of not exercised prior to the closing of the transaction. In no event will any such accelerated vesting occur if the primary purpose of the transaction is to reincorporate us in another jurisdiction.

Amendment and Termination. The Board may amend or modify the 1999 Plan in any or all respects whatsoever, but no such amendment may adversely affect any outstanding option under the Plan without the holder’s consent. The Board may terminate the Option Plan at any time. If this proposal is not approved the Option Plan will terminate on October 25, 2009. If this proposal is approved the Option Plan will terminate on October 25, 2014.

Federal Income Tax Consequence Of Awards under the 1999 Plan. The federal income tax consequences of the 1999 Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with the general federal income tax principles applicable to the 1999 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

Options granted under the 1999 Plan are Non-statutory options, which are not intended to satisfy requirements of Section 422 of the Internal Revenue Code. The Federal income tax treatment for the type of options is as follows:

Non-statutory Options

No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of a non-statutory option are subject to a substantial risk of forfeiture (such as our right to repurchase unvested shares at the original exercise price paid per share, upon the optionee’s cessation of service prior to vesting in those shares), then the optionee will not recognize any taxable income at the time the option is exercised for such unvested shares but will have to report as ordinary income, as the shares vest, an amount equal to the excess of: (i) the fair market value of the shares on the vesting date over; or (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the amount by which the fair market value of the purchased shares on the date of exercise (determined as if the unvested shares were not subject to our repurchase right) exceeds the exercise price paid for those shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the shares vest.

The amount and character (whether capital gain or ordinary compensation income, and whether long-term or short-term) of any gain or loss realized on a subsequent disposition of shares by the optionee generally will depend on, among other things, whether such disposition occurs before or after such stock vests, whether an election under Section 83(b) with respect to such shares had been made, and the length of time such shares were held by the optionee.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Because of the amount of ordinary compensation income a participant recognizes with respect to the receipt or exercise of any options received under the 1999 Plan may be subject to applicable withholding of federal, state and local income taxes and social security taxes, the Company may require the participant to pay the amount required to be withheld by the Company before delivering to the participant any shares purchased under the 1999 Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

Accounting Treatment

Under current accounting rules, option grants under the 1999 Plan with an exercise price equal to the fair market value of the shares on the grant date will not result in a direct compensation expense to our earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in pro-forma statements to our financial statements, the impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully diluted basis.

In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 to APB Opinion No. 25, which governs the accounting treatment applicable to equity incentive plans. Under the Interpretation, option grants made to independent consultants (but not Non-Employee members of a company’s board of directors) after December 15, 1998 will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date of that option and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares. In addition, any options which are repriced after December 15, 1998 will also trigger a direct charge to our reported earnings measured by the appreciation in value of the underlying shares between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the date the option is exercised for those shares.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Meeting, assuming a quorum is present, is necessary for approval of this proposal. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account, fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the proposal.

Specific Benefits

The following chart presents the stock options that were allocated to the Named Executive Officers (as defined below), all current executive officers, as a group, all non-employee directors, as a group, and all employees who are not executive officers, as a group, in each case, pursuant to the 1999 Plan for the year ending December 31, 2003. Stock options allocated to accounts for 2004 are not currently determinable.

1999 PLAN BENEFITS

Name and Position	Dollar Value	Number of Shares
Zvi Alon	$147,602	30,879
Michael Peckham	$35,018	7,326
Peter Havart-Simkin	—	—
Ido Hardonag	—	—
David Desjardins	$179,675	37,589
Executive Group (9 persons) (1)	$362,295	75,794
Non-Executive Director Group (5 persons)	$281,856	146,800
Non-Executive Officer Employee Group (2)	$1,273,521	273,504

(1)	Reflects options to purchase shares of Common Stock that were cancelled on June 13, 2003 and subsequently reissued on December 16, 2003 pursuant to a voluntary stock option exchange program.
(2)	Includes 99,013 options to purchase shares of Common Stock that were cancelled on June 13, 2003 and subsequently reissued on December 16, 2003 pursuant to a voluntary stock option exchange program.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4

EQUITY COMPENSATION PLAN INFORMATION

In addition to the 1999 Plan, the Company maintains three other equity incentive plans under which individuals in the Company’s service may acquire shares of Common Stock:

The 1992 Employee Stock Option Plan

On June 26, 1992, the Board of Directors approved the 1992 Employee Stock Option Plan, (the “the 1992 Plan”). At the Company’s Annual Stockholders’ Meeting, on June 5, 2002, a majority of the stockholders of the Company present or represented and entitled to vote at the Meeting approved: (i) an increase in the number of shares reserved for issuance under the 1992 Plan by 214,286 shares; (ii) the addition of an annual share increase provision to the 1992 Plan beginning in the calendar year 2003 and continuing through calendar year 2007; and (iii) an extension of the term of the 1992 Plan to July 22, 2012. As of March 29, 2004, the Board had authorized and reserved for issuance 2,594,220 shares under the 1992 Plan. The 1992 Plan provides for the grant of incentive stock options to employees and officers and Non-Statutory stock options to employees, officers, directors and consultants. Pursuant to the terms of the 1992 Plan, the exercise price of incentive stock options may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant (110% of such fair market value in the case of a grant to a holder of more than ten percent (10%) of the voting power of the Company’s outstanding capital stock (a 10% stockholder)). Furthermore, the exercise price of non-statutory options granted pursuant to the 1992 Plan may not be less than eighty-five percent (85%) of such fair market value. Under the 1992 Plan stock options generally vest over a period of four to five years. The maximum term of a stock option under the 1992 Plan is ten years (or five years in the case of an incentive option granted to a 10% stockholder).

As of March 29, 2004, (i) options exercisable for 897,461 shares of Common Stock were outstanding under the 1992 Plan, (ii) options exercisable for 895,767 shares of Common Stock remained available for future grants, (iii) options exercisable for 5,031,831 shares of Common Stock had been issued, (iv) options for 539,671 shares of Common Stock had been exercised, and (v) options exercisable for 3,594,699 shares of Common Stock were cancelled.

The 1993 Non-employee Directors Stock Option Plan

The 1993 Non-Employee Director Plan, (the “Director Plan”) was initially adopted by the Board on July 22, 1993, and amended and restated on April 29, 2003. On May 28, 2003 at our Annual Meeting of Stockholders’ a majority of the stockholders of the Company present or represented and entitled to vote at the meeting approved an increase in the number of shares authorized so that the maximum number of shares of our Common Stock that may be delivered in respect of options granted under the Directors’ Plan is 200,000 shares and extended the term of the plan to July 22, 2013. Options may be granted under the Director Plan to directors of the Company (or any parent or subsidiary corporation) who are neither employees or affiliates of the Company at the time of the grant. All option grants will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date. As of March 29, 2004, options covering 40,460 shares of Common Stock were outstanding under the Director Plan, 159,540 shares remained available for future option grants, and options for 40,460 shares had been issued.

The 1993 Employee Stock Purchase Plan

In July 1993, NetManage adopted the Employee Stock Purchase Plan (the “Purchase Plan”) and the Board authorized and reserved 85,714 shares of Common Stock. On June 5, 2002 at our Annual Meeting of Stockholders’ a majority of the stockholders of the Company present or represented and entitled to vote at the meeting approved: (i) an increase in the number of shares reserved for issuance under the Purchase Plan by 214,286 shares, (ii) the addition of the annual share increase provision to the Purchase Plan beginning in the calendar year 2003 and continuing through calendar 2007, and (iii) an extension of the term of the Purchase Plan to April 30, 2012. Under the Purchase Plan, NetManage employees, subject to certain restrictions, may purchase shares of Common Stock at a price per share that is equal to 85% of the lower of the fair market value of the

Common Stock on the commencement date of each offering period or the relevant purchase date. For the years ended December 31, 2003, 2002, and 2001, 87,686, 169,394, and 153,388, respectively, were issued under the Purchase Plan at prices ranging from $0.72 to $1.15, $0.89 to $3.99, and $3.93 to $5.00 per share, respectively.

As of March 29, 2004, NetManage stockholders had authorized a total of 1,159,977 shares for issuance under the Purchase Plan including 87,107, 87,156, 214,286 and 285,714 shares authorized for issuance in 2004, 2003, 2002, and 2001, respectively.

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of March 29, 2004:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(1) (c)
Equity compensation plans adopted by the Security Holders:
1992 Plan (2)	897,461		4.52		895,767	(2)
Directors’ Plan	40,460		7.93		159,540
1993 Employee Stock Purchase Plan (3)	N/A		N/A		561,371	(3)

Aggregate total of all equity compensation plans approved by security holders	937,921	(4)	12.45	(4)	1,616,678

Equity compensation plans not adopted by the Security Holders:
1999 Plan	444,775		4.01		53,047

Aggregate total of all equity compensation plans not approved by security holder:	444,775		4.01		53,047

(1)	Excludes shares of Common Stock issuable upon the exercise of the outstanding options, warrants and rights listed in column (a).
(2)	On June 5, 2003, the stockholders approved an automatic share increase provision to the 1992 Plan pursuant to which the share reserve under the plan shall automatically increase on the first trading day of January in each calendar year. Beginning with the 2003 calendar year through the calendar year 2007, the share reserve under the 1992 Plan shall automatically increase by an amount equal to three percent (3%) of the total number of shares of the Company’s Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, subject to a maximum annual increase of 285,714 shares.
(3)	On June 5, 2003, the stockholders approved an automatic share increase provision to the Purchase Plan pursuant to which the share reserve under the plan shall automatically increase on the first trading day of January in each calendar year. Beginning with the 2003 calendar year through the calendar year 2007, the share reserve under the Purchase Plan shall automatically increase by an amount equal to one percent (1%) of the total number of shares of the Company’s Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, subject to a maximum annual increase of 107,143 shares.
(4)	Does not include shares to be issued under the Company’s Purchase Plan, which has two enrollment periods each year from May 1 to October 31 and from November 1 to April 30. The purchase price for shares under the purchase plan is the lesser of (a) 85% of the fair market value of the common shares on the first business day of the purchase period or (b) 85% of the fair market value of the common shares on the last business day of the purchase period.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of March 29, 2004 by: (i) each of our Non-Employee Directors, including each Nominee; (ii) each of the Named Executive Officers, listed in the Executive Compensation Table set forth elsewhere in this Proxy Statement; (iii) all of our current executive officers and directors as a group; and (iv) all those known to us to be the beneficial owners of more than 5% of the outstanding Common Stock. Except as otherwise indicated below, the information as to each person has been furnished by such person, and each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person, except as otherwise indicated and subject to community property laws where applicable. Except as otherwise set forth below, the address of each named individual is our address as set forth herein.

SECURITY OWNERSHIP OR CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent Total(%)(1)
Zvi Alon (2)	1,573,859	17.85%
John Bosch (3)	10,530	*
Uzia Galil (4)	84,140	*
Shelley Harrison (5)	83,391	*
Darrell Miller (6)	7,202	*
Abraham Ostrovsky (7)	16,227	*
Michael Peckham (8)	44,720	*
Peter Havart-Simkin (9)	18,152	*
Ido Hardonag (10)	11,452	*
David Desjardins (11)	44,468	*
Michael O’Leary (12)	*	*

All current executive officers and directors as a group (14 persons) (13)	1,906,641	21.63%

Other 5% Beneficial Owners

LeRoy C. Kopp (14) Kopp Holding Company Kopp Investment Advisors, Inc. 7701 France Avenue South, Suite 500 Edina, Minnesota 55435	687,628	7.80%

Jeffrey Feinburg (15) JLF Asset Management, L.L.C. 2775 Via de la Valle, Suite 204 Del Mar, CA 92014	500,735	5.68%

Daniel Zeff (16) c/o Zeff Holding Company 50 California Street, Suite 1500 San Francisco, CA 94111	439,658	4.99%

*	Less than 1%.
(1)	Based on 8,816,469 shares of Common Stock outstanding as of March 29, 2004.
(2)

Includes (i) 42,352 shares owned by Mr. Alon, (ii) 5,428 shares held by the Alon Family Foundation, with respect to which Mr. Alon has voting and investment control, (iii) 683,801 shares held by the Alon Family

Trust, with respect to which Mr. Alon has voting and investment control, (iv) 653,799 shares held by the Elyad, LLC, representing 7.40% of the outstanding Common Shares, with respect to which Mr. Alon has voting rights, and (v) 188,479 shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.

(3)	Includes 143 shares held by Mr. Bosch’s spouse. Mr. Bosch disclaims beneficial ownership of these shares. Also includes 10,387 shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.
(4)	Includes 71,429 shares owned by Uzia and Ella Galil. Also includes 12,711 shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.
(5)	Includes 83,391shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.
(6)	Includes 7,202 shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.
(7)	Includes 9,084 shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.
(8)	Includes 38,863 shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.
(9)	Includes 18,152 shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.
(10)	Includes 11,250 shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.
(11)	Includes 19,552 shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.
(12)	Mr. O’Leary left the Company in May 2003.
(13)	Includes 411,571 shares issuable upon exercise of options that are exercisable within 60 days of March 29, 2004.
(14)	Based on Amendment No. 4 to Schedule 13G filed with the SEC on January 30, 2004 the following persons as a group: (i) Kopp Investment Advisors, Inc. (“KIA”) beneficially owns 419,629 shares, has sole voting power with respect to 282,577 shares, has sole dispositive power with respect to 0 shares and has shared dispositive power with respect to 305,344 shares, although Kopp Investment Advisors, LLC exercises investment discretion as to these shares, it is not the owner of them; (ii) Kopp Holding Company (“KHC”) beneficially owns 419,629 shares that are also beneficially owned by KIA, a wholly-owned subsidiary of KHC. KHC does not have sole or shared voting or dispositive power with respect to any of these shares; and (iii) LeRoy C. Kopp, who holds all of the outstanding capital stock of KHC, beneficially owns 419,629 and has sole voting and sole dispositive power with respect to 382,284 shares. In addition, item 6 of such Amendment provides that 345,344 of the shares covered by the filing are held in a fiduciary or representative capacity. Accordingly, persons other than the reporting persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such sales. No person individually has an interest that relates to more than 5% of the class.
(15)	Based upon Form 13G filed with the SEC on March 05, 2004 the following persons as a group have shared voting and share dispositve power with respect to 500,735 shares: (i) a separately managed account managed by Jeffrey L. Feinburg; (ii) JLF Partners I, L.P., JLF Partners II, L.P., and JLF Offshore Fund, Ltd, to which JLF Asset Management, L.L.C. serves as the management company and/or investment manager. Jeffrey L. Feinburg is the managing member of JLF Asset Management, L.L.C and beneficially owns 11% of 500, 735 shares.
(16)	Based upon Schedule 13G filed with the SEC on March 05, 2004 Daniel Zeff beneficially owns 439,658 shares.

Compliance with the Reporting Requirements of Section 16(a)

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except that; (i) one report, covering an aggregate of one transaction was filed late by Mr. Ayat; (ii) reports covering transactions involving the cancellation of options to purchase shares of Common Stock on June 13, 2003, and the regrant of such options on December 16, 2003, pursuant to a voluntary stock option exchange program by the Company, were filed late by Messrs. Peckham, Havart-Simkin, Desjardins and Alon; and (iii) reports, covering an aggregate of one transaction, per individual, were filed late on December 24, 2003 by all of our executive officers pursuant to the grant of options to purchase shares of Common Stock of the Company granted on December 16, 2003.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

During our last fiscal year, Messrs. Bosch, Galil and Ostrovsky served on our Compensation Committee. Each of Zvi Alon, our President, Chief Executive Officer and the Chairman of the Board of Directors, and Uzia Galil, a director, participated in the deliberations of the Compensation Committee during 2003 concerning executive officer compensation. Mr. Galil abstained from voting on Mr. Alon’s compensation since he is the former father-in-law of Mr. Alon, and although Mr. Alon attends meetings of the Committee, he does not participate in deliberations that relate to his own compensation.

Executive Compensation

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to us and our subsidiaries during each of 2001, 2002 and 2003 to our Chief Executive Officer and certain other executive officers (collectively, the “Named Executive Officers”). This information includes the dollar values of base salaries, bonus awards, the number of stock options granted, and certain other compensation, whether paid or deferred.

Executive Compensation Table

		Annual Compensation						Long-Term Awards	Compensation Payouts
Name and Principal Position	Year	Salary		Bonus		Other annual Compensation (1)		Restricted Stock Awards	Securities Underlying Stock Options		Long Term Incentive Plan	All Other Compensation (5)
Zvi Alon Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$ $ $	420,000 420,000 420,000	$ $	63,000 — 34,609	$ $ $	2,180 2,180 2,171	— — —	286,964 47,143 —	(2)	— — —		$8,207 — —

Michael Peckham Senior Vice President Finance and Chief Finance Officer	2003 2002 2001	$ $ $	231,000 231,000 231,000	$ $	28,875 — 15,863	$ $ $	1,137 1,137 1,132	— — —	63,239 7,143 —	(3)	— — —		$7,899 — —

Peter Havart-Simkin Senior Vice President Worldwide Strategic Development	2003 2002 2001	$ $ $	215,000 215,000 205,000	$ $	26,875 — 14,060	$ $ $	1,049 1,016 647	— — —	39,485 7,143 —	(4)	— — —	$ $	7,777 9,644 —

David Desjardins Vice President of Consulting Services	2003 2002 2001	$ $ $	165,370 165,370 165,370	$	— — 15,862	$ $	1,195 135 —	— — —	43,875 6,286 —		— — —		— — —

Ido Hardonag Senior Vice President of Worldwide Engineering	2003 2002 2001	$ $	150,171 31,049 —		$18,771 — —	$ $	39,208 8,518 —	— — —	13,941 30,000 —		— — —		— — —

Michael O’Leary (6) Senior Vice President Worldwide Sales	2003 2002 2001	$ $ $	149,486 220,000 125,936	$ $ $	167,071 40,294 30,000	$ $	757 2,018 —	— — —	— — 50,000		— — —	$ $	18,890 10,183 —

(1)	Represents Group Term Life and other benefits.
(2)	Includes 244,786 replacement options granted on December 16, 2003 at $4.78 per share pursuant to a voluntary stock option exchange program announced on May 16, 2003.
(3)	Includes 45,239 replacement options granted on December 16, 2003 at $4.78 per share pursuant to a voluntary stock option exchange program announced on May 16, 2003.
(4)	Includes 21,485 replacement options granted on December 16, 2003 at $4.78 per share pursuant to a voluntary stock option exchange program announced on May 16, 2003.
(5)	Includes compensation for Company sponsored travel.
(6)	Mr. O’Leary left the Company in May 2003.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to the Named Executive Officers in 2003. Except as otherwise indicated below, all options were granted under the 1992 Stock Option Plan, and the exercise price of the options was set at the fair market value as of the date of grant.

Individual Grants

	Number of Securities Underlying Options Granted (1)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(7) (8)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (9)
Name						5%	10%
Zvi Alon	286,964	(2)	23.18%	4.78	12/16/2013	$862,589	$2,185,935
Michael Peckham	63,239	(3)	5.11%	4.78	12/16/2013	$190,085	$481,702
Peter Havart-Simkin	32,623	(4)	2.64%	4.78	12/16/2013	$98,050	$248,467
Ido Hardonag	13,941		1.13%	4.78	12/16/2013	$41,894	$106,158
David Desjardins	43,875	(5)	3.54%	4.78	12/16/2013	$131,875	$334,186
Michael O’Leary (6)	—		—	—	—	—	—

(1)	Except as noted below, options granted pursuant to the 1992 Plan and the 1999 Plan shall become exercisable in installments over a period of four years from the date of grant. Twenty-five percent (25%) of the shares shall vest on the first anniversary of the date of grant and one forty-eighth (1/48) of the shares shall vest each month thereafter.
(2)	Includes 56,250 options that were granted pursuant to the 1992 Plan and shall become exercisable in installments over a period of four years from the date of grant. Twenty-five percent (25%) of the shares shall vest on the first anniversary of the date of grant and one forty-eighth (1/48) of the shares shall vest each month thereafter. Also includes 230,714 options, of which 199,835 were granted from the 1992 Plan and 30,879 were granted from the 1999 Plan, tendered for cancellation as part of a voluntary stock option exchange program on June 13, 2003. Replacement options were granted on December 16, 2003. These options were vested and exercisable for the same number of shares for which the corresponding option tendered in the exchange was vested on the date of cancellation. The balance of the option shares in accordance with the same type of installment vesting schedule in effect for the cancelled option, but measured from the date of grant of the new option and no vesting credit was provided between June 13, 2003 and December 16, 2003.
(3)	Includes 18,000 options that were granted pursuant to the 1992 Plan and shall become exercisable in installments over a period of four years from the date of grant. Twenty-five percent (25%) of the shares shall vest on the first anniversary of the date of grant and one forty-eighth (1/48) of the shares shall vest each month thereafter. Also includes 45,239 options, of which 37,913 were granted from the 1992 Plan and 7,326 were granted from the 1999 Plan, tendered for cancellation as part of an offer to exchange on June 13, 2003. Replacement options were granted on December 16, 2003. These options were vested and exercisable for the same number of shares for which the corresponding option tendered in the exchange was vested on the date of cancellation. The balance of the option shares in accordance with the same type of installment vesting schedule in effect for the cancelled option, but measured from the date of grant of the new option and no vesting credit was provided between June 13, 2003 and December 16, 2003.
(4)

Includes 18,000 options that were granted pursuant to the 1992 Plan and shall become exercisable in installments over a period of four years from the date of grant. Twenty-five percent (25%) of the shares shall vest on the first anniversary of the date of grant and one forty-eighth (1/48) of the shares shall vest each month thereafter. Also includes 21,485 options, all granted from the 1992 Plan, tendered for cancellation as part of an offer to exchange on June 13, 2003. Replacement options were granted on December 16, 2003. These options were vested and exercisable for the same number of shares for which the corresponding option tendered in the exchange was vested on the date of cancellation. The balance of the option shares in accordance with the same type of installment vesting schedule in effect for the cancelled option, but measured from the date of grant of the new option and no vesting credit was provided between June 13, 2003 and December 16, 2003.

(5)	Includes 6,286 options that were granted pursuant to the 1992 Plan and shall become exercisable in installments over a period of four years from the date of grant. Twenty-five percent (25%) of the shares shall vest on the first anniversary of the date of grant and one forty-eighth (1/48) of the shares shall vest each month thereafter. Also includes 37,589 options, all of which were granted from the 1999 Plan, tendered for cancellation as part of an offer to exchange on June 13, 2003. Replacement options were granted on December 16, 2003. These options were vested and exercisable for the same number of shares for which the corresponding option tendered in the exchange was vested on the date of cancellation. The balance of the option shares in accordance with the same type of installment vesting schedule in effect for the cancelled option, but measured from the date of grant of the new option and no vesting credit was provided between June 13, 2003 and December 16, 2003.
(6)	Mr. O’Leary left the Company in May 2003.
(7)	All options were granted at an exercise price equal to the fair market value of the common stock on the date of grant.
(8)	The Board of Directors may reprice options pursuant to certain standard adjustment provisions under both the 1992 Plan and the 1999 Plan.
(9)	Potential realizable value are; (i) net of exercise price before taxes, (ii) based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option terms, and (iii) based on the assumption that the option is exercised at the exercise price and sold on the last day of the term at the appreciated price. These numbers present hypothetical future values that might be realized on exercise of options. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect our assessment of future stock price growth.

Option Exercises and Year-End Option Values

The following table sets forth certain information concerning the exercise of stock options by Named Executive Officers during 2003 and the number and value at of unexercised options held by the Named Executive Officers as of December 31, 2003. No stock appreciation rights were exercised during 2003 or held at the end of such year by any Named Executive Officer. The values set forth below have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Common Stock on March 29, 2004 of $8.75, as reported on the NASDAQ National Market.

Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/Unexercisable
Zvi Alon			173,748/113,216	$85,137/$55,476
Michael Peckham	—	—	34,151/29,088	$16,734/$14,253
Peter Havart-Simkin	—	—	33,759/27,956	$ 9,023/$11,610
Ido Hardonag	—	—	8,125/35,816	$34,288/$99,144
David Desjardins	—	—	16,829/27,046	$ 8,246/$13,253
Michael O’Leary (1)	—	—	-/-	$ -/-

(1)	Mr. O’Leary left the Company in May 2003

TEN-YEAR OPTION REPRICINGS

The following table sets forth certain information related to the repricing of stock options to any current executive Officers since our initial public offering in 1993. The prices of our Common Stock have been adjusted to reflect a one-for-seven reverse stock split approved by our stockholders on August 28, 2002. In February 1996, all options granted to employees in 1995 and certain options granted in the last quarter of 1994 were repriced to $77.91 per share by the Company’s Board of Directors. The vesting schedule on these repriced options was delayed six months. All out-of-the-money options previously granted to employees were subsequently repriced by the Board of Directors to $42.00 per share in January 1997 and to $21.44 per share in September 1997. There was no change in the vesting schedule for the options repriced in 1997. In 1998, the Board of Directors approved an Option Exchange Program pursuant to which all employees of the Company, including executive officers, were given the opportunity to exchange any or all of their existing options for new options covering a number of shares determined under a formula that took into account the original number of shares, term and vesting schedule of the existing option, at an exercise price of $700 per share, the fair market value of the Common Stock on the exchange date of October 7, 1998. Each such option vests as to 25% of the shares subject to the option on the first anniversary of the grant date and as to 1/36th of the remaining shares each month thereafter, so that the option is vested in full on the fourth anniversary of the grant date; each such option has a term of 10 years.

On May 16, 2003 the Company announced a voluntary stock option exchange program for certain of its employees. The offer to exchange options, or Offer, was open to eligible option holders, excluding non-employee members of the board of directors and non-exempt employees, holding options to purchase shares of the Company’s common stock with an exercise price per share of $1.50 or greater. In accordance with the terms of the Offer, participating employee’s tendered eligible options, which were canceled on June 13, 2003 in exchange for replacement options. These replacement options were granted on December 16, 2003 at an exercise price of $4.78 per share. Under the terms of the Offer, replacement options vest and become exercisable for the balance of the option shares in accordance with the same type of installment vesting schedule that was in effect for the cancelled options, but measured from the grant date of the replacement options, and no vesting credit was provided for the period between the date the original options were tendered and the date the replacement options are granted.

TEN-YEAR OPTION REPRICINGS

NAME	DATE	NUMBER OF SECURITIES UNDERLYING OPTIONS REPRICED(1)	MARKET PRICE OF STOCK AT TIME OF REPRICING (s) (1)		EXERCISE PRICE AT TIME OF REPRICING ($)		NEW EXERCISE PRICE ($)		LENGTH OF ORIGINAL OPTION TERM REMAINING AT DATE OF REPRICING
Zvi Alon President and Chief Executive Officer	12/16/2003 12/16/2003 12/16/2003 12/16/2003 12/16/2003 12/16/2003 12/16/2003	30,218 16,210 47,143 661 42,196 47,143 47,143	$ $ $ $ $ $ $	4.78 4.78 4.78 4.78 4.78 4.78 4.78	$ $ $ $ $ $ $	12.03 12.03 58.72 13.78 15.16 5.25 5.11	$ $ $ $ $ $ $	4.78 4.78 4.78 4.78 4.78 4.78 4.78	5.02 yrs 5.02 yrs 6.11 yrs 5.10 yrs 5.10 yrs 7.03 yrs 8.34 yrs

Michael Peckham Sr. Vice President & Chief Financial Officer	12/16/2003 12/16/2003 12/16/2003 12/16/2003 12/16/2003 12/16/2003 12/16/2003	7,143 2,257 6,076 27,322 127 1,250 1064	$ $ $ $ $ $ $	4.78 4.78 4.78 4.78 4.78 4.78 4.78	$ $ $ $ $ $ $	5.11 5.25 5.25 14.44 53.38 14.44 53.38	$ $ $ $ $ $ $	4.78 4.78 4.78 4.78 4.78 4.78 4.78	8.34 yrs 7.03 yrs 7.03 yrs 5.88 yrs 6.11 yrs 5.88 yrs 6.11 yrs

Peter Havart-Simkin Sr. Vice President Strategic Development	10/07/1998 10/07/1998 12/16/2003 12/16/2003 12/16/2003 12/16/2003	72,767 72,767 3,571 7,199 3853 6867	$ $ $ $ $ $	7.00 7.00 4.78 4.78 4.78 4.78	$ $ $ $ $ $	13.06 5.16 53.38 12.03 13.78 13.78	$ $ $ $ $ $	7.00 7.00 4.78 4.78 4.78 4.78	8.82 yrs 8.82 yrs 6.11 yrs 5.02 yrs 5.10 yrs 5.10 yrs

Ido Hardonag Sr. Vice President Worldwide Engineering	01/02/1997 01/02/1997 01/02/1997 09/05/1997 09/05/1997 09/05/1997 10/07/1998 10/07/1998 10/07/1998 10/07/1998 10/07/1998 10/07/1998 10/07/1998	571 714 1,714 1,714 714 571 340 453 788 394 1,360 567 850	$ $ $ $ $ $ $ $ $ $ $ $ $	45.28 45.28 45.28 21.44 21.44 21.44 7.00 7.00 7.00 7.00 7.00 7.00 7.00	$ $ $ $ $ $ $ $ $ $ $ $ $	77.88 72.63 56.67 42.00 42.00 42.00 19.69 21.44 27.56 27.56 21.44 21.44 19.69	$ $ $ $ $ $ $ $ $ $ $ $ $	42.00 42.00 42.00 21.44 21.44 21.44 7.00 7.00 7.00 7.00 7.00 7.00 7.00	8.80 yrs 9.54 yrs 7.07 yrs 6.39 yrs 8.87 yrs 8.13 yrs 8.82 yrs 7.78 yrs 9.55 yrs 9.55 yrs 5.31 yrs 7.78 yrs 8.52yrs

David Desjardins Vice President of Consulting Services	12/16/2003 12/16/2003 12/16/2003 12/16/2003	5,714 8,571 5,357 6,286	$ $ $ $	4.78 4.78 4.78 4.78	$ $ $ $	14.44 31.28 5.25 5.11	$ $ $ $	4.78 4.78 4.78 4.78	5.88 yrs 6.64 yrs 7.03 yrs 8.34 yrs

(1)	On August 28, 2002, our stockholders approved a one-for-seven reverse split of its common stock for stockholders of record on September 3, 2002. The prices and number of shares of our Common Stock in above table have been adjusted to reflect the reverse stock split.

REPORT OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS

The Board of Directors determined that as a result of declines in the price of our Common Stock, the incentive provided by the options previously granted to all employees was insufficient to assist the Company in retaining its employees. As a result of declines in the price of our stock, in February 1996 the Board repriced all options granted to employees in 1995 and certain options granted in the last quarter of 1994 to $77.91; the vesting on these repriced options was delayed six months. The Board considered other alternatives such as the issuance of additional options at lower exercise prices, but felt that the effects of doing so would be too dilutive. In addition, due to the continued decline in the stock price throughout 1996 and 1997, the Board repriced all out-of-the money options in January 1997 and September 1997, with no change in the current vesting schedules. For the same reasons, following our August 1998 acquisition of FTP Software, Inc. (the employees of which held options with exercise prices ranging from $7.00 to $305.48 per share), the Board of Directors approved an option exchange program pursuant to which all our directors and employees, including executive officers, were given the opportunity to exchange any or all of their existing options for new options covering a number of shares determined under a formula that took into account the original number of shares, term and vesting schedule of the existing option, at an exercise price of $7.00 per share, the fair market value of the Common Stock on the exchange date of October 7, 1998. Each such option vests as to 25% of the shares subject to the option on the first anniversary of the grant date and as to 1/36 of the remaining shares each month thereafter, so that the option is vested in full on the fourth anniversary of the grant date; each such option has a term of 10 years. The terms of the Option Exchange Program were based upon the recommendation of an independent compensation advisor retained by us following the acquisition of FTP. The Board believed that the factors affecting the decision as to whether to reprice the options held by officers in each case were identical to those for all other employees, and that it was in our interests to provide adequate incentive to assist in employee, including executive officer, retention. The prices of our Common Stock have been adjusted to reflect a one-for-seven reverse stock split approved by our stockholders on August 28, 2002.

On May 16, 2003 the Company announced a voluntary stock option exchange program for certain of its employees. The offer to exchange options, or Offer, was open to eligible option holders, excluding non-employee members of the Board of Directors and non-exempt employees, holding options to purchase shares of the Company’s common stock with an exercise price per share of $1.50 or greater. In accordance with the terms of the Offer, participating employees’ tendered eligible options, which were canceled on June 13, 2003 in exchange for replacement options. These replacement options were granted on December 16, 2003 at an exercise price of $4.78 per share. Under the terms of the Offer, replacement options vest and become exercisable for the balance of the option shares in accordance with the same type of installment vesting schedule that was in effect for the cancelled options, but measured from the grant date of the replacement options, and no vesting credit was provided for the period between the date the original options were tendered and the date the replacement options are granted.

Submitted by the Board of Directors:

Zvi Alon	John Bosch
Uzia Galil	Dr. Shelley Harrison
Darrell Miller	Abraham Ostrovsky

The information contained in the Compensation Committee Report, the Audit Committee Report, references herein to the independence of the Audit Committee members and the Stock Performance Graph shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

Compensation Philosophy

Our primary goal is to align compensation with our business objectives and performance. Our aim is to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Compensation Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this compensation package are:

•	We pay competitively with leading software and high technology companies with which we compete for employees and other service providers.

•	We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	We provide significant equity-based incentives for executives and other key employees to ensure that these individuals are motivated over the long term to respond to our business challenges and opportunities as owners and not just as employees.

Executive Officer Salaries

With respect to the executive officers hired in 2003, salary, potential bonus and stock option grants were determined on the basis of negotiations between us and each officer with due regard to the officer’s experience, prevailing market conditions and internal equity. Similarly, we negotiated with the former executive officers at the time of such officer’s hiring and reached a level of compensation that we believed was reasonably required to obtain the services of such officer.

Annual Incentive Compensation

Historically, a substantial portion of the cash compensation paid to our executive officers, including the Chief Executive Officer, has been in the form of discretionary cash bonuses payable on a quarterly basis. The Compensation Committee believes that the bonus compensation of the Chief Executive Officer and our other executive officers should be expressly linked to our performance. Consistent with this philosophy, a designated portion of the bonus compensation is contingent upon corporate profits, the attainment of specific business objectives and performance against personal performance objectives. Bonus payments are based on a target bonus pool established at the beginning of the year for each officer.

In reviewing 2003 discretionary bonuses, the Compensation Committee determined that our goals for the fourth quarter of 2003 were attained and, accordingly, awarded discretionary bonuses, which were paid in the first quarter of 2004.

Long-Term Incentives

To date, long-term incentives have consisted solely of grants of options to purchase our Common Stock. Generally, the Compensation Committee makes stock option grants annually to certain of our executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with us, the individuals personal performance in recent periods, and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual, The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the Executive Officers, but has the flexibility to make adjustments to those guidelines at its discretion.

Our primary long-term incentive program presently consists of the 1992 Stock Option Plan (the “1992 Plan”), the 1999 Stock Option Plan (the “1999 Plan”) and the Employee Stock Purchase Plan (the “Purchase Plan”). Options granted under the 1992 Plan generally vest over four years beginning on the date of hire of the optionee. These options are subject to a 25% cliff-vesting period that matures on the one-year anniversary of the grant date after which they are subject to monthly vesting to encourage key employees to continue in our employ. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the 1992 Plan is generally 100% of the fair market value of our Common Stock on the date of grant. The 1999 Plan provides for the grant of non-qualified stock options for employees of the Company (or any parent or subsidiary corporation). Options granted under the 1999 Plan generally vest over four years beginning on the date of grant of the option. These options are subject to a 25% cliff-vesting period that matures on the one-year anniversary of the grant date after which they are subject to monthly vesting. Under the Purchase Plan, NetManage employees, subject to certain restrictions, may purchase shares of Common Stock at a price per share that is equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the relevant purchase date.

Company Performance and Chief Executive Officer Compensation

The 2003 salary and potential bonus of Mr. Alon, our Chief Executive Officer were established by the Compensation Committee in light of Mr. Alon’s responsibilities as President and Chief Executive Officer, on the basis of the salary received by him in 2001 and 2002 and our overall 2003 performance. Mr. Alon’s annual salary for 2003 was $420,000, and his target bonus was $252,000. The Committee determined that Mr. Alon’s salary and bonus are necessary to maintain Mr. Alon’s compensation at a competitive level in the industry. The Committee then reviewed Mr. Alon’s performance during fiscal year 2003, taking into account the Company’s overall financial performance, Mr. Alon’s specific business achievements over the last year and progress that had been made with respect to certain Company initiatives. The Compensation Committee determined that our goals were attained in the fourth quarter of 2003, and, accordingly, awarded discretionary bonuses to executive staff. As a result, Mr. Alon received a bonus of $63,000 for the fiscal year 2003.

Certain Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This limitation applies to all compensation paid to the covered executive officers, which is not considered to be performance-based. The Compensation Committee considers the implications of this deduction limitation as one of many factors when setting compensation policy and making individual compensation determinations. The 1992 Plan contains provisions that permit certain grants to be made that would qualify for the performance-based exception. However, not all grants issued under the 1992 Plan qualify for this exception. The Compensation Committee does not expect that the Company would be denied a deduction under Code Section 162(m) for compensation paid during 2003; however, it is possible that in 2003 or some future year, a portion of the compensation deemed paid to a Company executive based on the exercise of one or more options will not be deductible under Code Section 162(m).

Submitted by the Compensation Committee

of the Board of Directors:

John Bosch

Uzia Galil

Abraham Ostrovsky

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2003, included in our Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed NetManage’s audited financial statements with our management. The Audit Committee has discussed with NetManage’s independent accountants, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of NetManage’s financial statements.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from NetManage.

Management is responsible for our financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Deloitte & Touche LLP, our independent accountants, are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not our employees and may not be, and may not represent themselves to be or to serve as, accountants or accountants by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent accountants included in their report on NetManage’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent accountants do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

Based on the review and discussions referred to above in this report, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

of the Board of Directors:

John Bosch

Darrell Miller

Abraham Ostrovsky

PERFORMANCE GRAPH

The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1998 for; (i) the Company’s Common Stock, (ii) the NASDAQ Stock Market (U.S.), (iii) the RDG Software Composite Index and (iv) the JP Morgan H&Q Technology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31st of each year:

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG NETMANAGE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RDG SOFTWARE COMPOSITE INDEX

* $100 invested on 12/31/98 in stock or index-

including reinvestment of dividends.

Fiscal year ending December 31.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE IN CONTROL ARRANGEMENTS

We have no employment contracts or change of control agreements with any of our executive officers.

Currently, in the event a change in control of the Company occurs, each outstanding option issued pursuant to; (i) the 1992 Plan, (ii) the 1999 Plan; or (iii) Directors’ Plan will automatically accelerate in full, subject to the limitations as stated below. All options granted under the 1992 Plan prior to its April 25, 2003 restatement will accelerate in full upon a change in control. In the event of a change in control, each outstanding option under the 1992 Plan as amended and restated will automatically accelerate in full, unless; (i) the option is assumed by the successor corporation or otherwise continued in effect, or (ii) the option is replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the 1992 Plan will immediately vest, except to the extent of our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Board or Option Committee will have complete discretion to grant one or more options which will become exercisable for all the option shares in the event the optionee’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect.

The Board or Option Committee will have the discretion to structure one or more option grants under the 1992 Plan so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect.

All options granted under the 1999 Plan as amended and restated, will automatically accelerate in full and will be exercisable for a period of at least 10 days prior to the closing in the event of: (i) a merger or consolidation in which the Company is not the surviving corporation; (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iii) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged. Such options shall be terminated if not exercised prior to the closing of such transaction; provided, however, that in no event shall any such accelerated vesting or termination of the options occur in connection with a transaction effected solely for the purpose of changing the situs of the Company’s incorporation (e.g. from Delaware to California).

All options granted under the 1993 Directors Plan, as amended and restated, will automatically accelerate in full in the event of: (i) a merger or consolidation in which the Company is not the surviving corporation; (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iii) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged at the time during which such option may be exercised shall be accelerated and the options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any outstanding options shall terminate if not exercised prior to such event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the full extent permitted under Delaware law and our Bylaws.

On May 28, 2003, the Company entered into an independent contractor services agreement with Dr. Harrison, a director of the Company, pursuant to which Dr. Harrison will receive compensation in consideration for consultancy and advisory services he is providing the Company over a two-year period. The terms of the agreement require the Company to pay Dr. Harrison a fixed fee of $138,000 per year, included under the General and Administrative expenses of the Consolidated Statements of Operations, and a one time grant to Dr. Harrison of an option to purchase 146,800 shares of the Company’s common stock, inclusive of any shares Dr. Harrison is eligible to receive annually under the Directors’ Plan, at an exercise price of $1.92 per share (which represents the quoted market price of the stock at the date of grant). The option vests on a monthly basis over the two-year term of the agreement. The option expires five years from the date of issuance. The fair value of the option was determined using the Black-Scholes option pricing model with the following assumptions: stock price $2.95 - $5.27; no dividends; risk free interest rate of 2.00% - 2.41%; volatility of 63% - 90%; and a contractual life of five years. The fair value of the option is subject to change over the vesting period of the option based on changes in the underlying assumptions (variable award accounting). Through December 31, 2003 the Company had recorded approximately $158,000 in compensation expense under this agreement, also included under the General and Administrative expense of the Consolidated Statements of Operations, based on an aggregate fair value of $541,000. In connection with his entering into the agreement, Dr. Harrison resigned from the Company’s Audit Committee effective May 28, 2003.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are NetManage stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, or contact the Company’s Secretary, Michael R. Peckham at the Company at (408) 973-7171. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.”

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael R. Peckham

Secretary

April 16, 2004

A copy of our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 26, 2004, is available without charge upon written request to: Investor Relations, NetManage, Inc., 10725 North De Anza Boulevard, Cupertino, California 95014.

EXHIBIT A

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of NetManage, Inc. (the “Company”) in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance and business ethics. Key components of fulfilling this charge include:

•	Facilitating and maintaining communication among members of the Committee, the Company’s independent accountants and the Board.

•	Serving as an independent and objective party to monitor the corporation’s financial reporting process and internal control system.

•	Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

•	Overseeing that management has established, documented, maintained and periodically re-evaluates its processes to assure that an adequate system of internal control is functioning within the Company.

•	Being responsible for the appointment, compensation, independence and oversight of the work of the Company’s independent accountants.

ORGANIZATION/COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NASDAQ Marketplace Rule 4200) directors. Committee members and the Committee Chairman shall be designated by the full board. The members will be free from any financial, family or other material personal relationship that, in the opinion of members of the Board or the Committee, would interfere with the exercise of his or her independence from management and the corporation. All members of the Committee will have a working familiarity with basic finance and accounting practices and will be able to read and understand financial statements and at least one member must be a “financial expert” as that term is defined by the Securities and Exchange Commission.

MEETINGS

The Audit Committee will regularly meet at least four times annually. Additional meetings may be called by the Chairman of the Committee or at the request of the Company’s independent accountants. The Committee shall invite the independent accountants to attend the meetings as deemed necessary by the Committee.

Of the Committee’s four regular meetings, two will focus primarily on audit/financial issues and two will focus primarily on business conduct issues. The Committee will request legal updates from the General Counsel and/or outside legal resources as they determine the need exists. The Committee Chairman should meet with the Vice President in charge of Business Conduct and/or the person responsible for Internal Audits prior to the scheduled Committee meetings to finalize the meeting agenda and overview issues to be discussed. The Committee members will have sole discretion in determining the meeting attendees and agenda.

RESPONSIBILITIES AND DUTIES

The Audit Committee believes its policies and procedures should remain flexile in order to best react to changing conditions and provide reasonable assurance to the Board that the accounting and reporting practices of the corporation are in accordance with requirements and an effective legal compliance and business conduct program exists.

The Audit Committee will fulfill their duties and responsibilities as follows:

General

•	Adopt a formal written charter that is approved by the full Board that specifies the scope of responsibility, process, membership, etc. The charter will be reviewed as necessary, but at least annually.

•	Maintain minutes or other records of meetings and activities.

•	Report Committee actions to the Board with such recommendations the Committee may deem appropriate.

•	As part of executing the responsibility to foster open communication, the Committee will meet in separate executive sessions without members of senior management present with each of the following groups: independent accountants and the Vice President responsible for Ethics and Business to discuss matters that the Committee or any of these groups believe should be discussed privately.

•	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

External/Independent Accountants

•	Recommend to the Board the selection of the independent accountants, considering independence and effectiveness. Annually, the Committee will ensure a formal statement delineating all relationships between the accountants and the Company is received from the outside accountants. The Committee will discuss with the independent accountants all significant relationships the accountants have with the corporation to determine the accountants’ independence.

•	Specifically review and pre-approve the engagement terms and fees of the following services provided by the independent accountants to the Company and approve, if necessary, any changes in terms, conditions and fees related to the following:

all audit services;

all audit-related services such as assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are tr aditionally performed by the independent accountants, so long as the Committee believes that the provision of audit-related services does not impair the independence of the accountants;

all tax services to the Company such as tax compliance, tax planning and tax advice so long as the Committee believes that the provision of audit-related services does not impair the independence of the accountants; and

all other permissible non-audit services such as those permissible non-audit services that it believes are routine and recurring services that would not impair the independence of the accountants.

The Committee’s responsibility to approve the services listed above shall be subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Committee prior to the completion of the audit. The term of any pre-approval shall be 12 months from the date of the pre-approval unless the Committee specifically provides otherwise.

•	The Committee will not approve the independent accountants to conduct any non-audit services, which are prohibited by the Securities and Exchange Commission’s rules and relevant guidance.

•	Require from the independent accountants detailed back-up documentation regarding the specific services to be provided prior to granting any pre-approval.

•	If and when appropriate, form and delegate authority to subcommittees consisting of one or more members the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such a subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. The Committee will not delegate its responsibilities to pre-approve services performed by the independent accountants to management.

•	Approve any replacement of the independent accountants.

•	Consult with independent accountants out of management’s presence about internal controls and the fullness/accuracy of the financial statements.

•	Meet with the independent accountants and financial management of the Company to review the scope of the proposed external audit for the current year. Oversee audit partner rotation as required by law. The external audit scope shall include a requirement that the independent accountants inform the Committee of any significant changes in the independent accountant’s original audit plan and the outside accounts conduct a SAS 71 Interim Financial Review prior to the Company’s filing of each quarterly report (Form 10-Q).

•	Review the coordination of internal and external audit procedures to promote an effective use of resources and ensure a complete but non-redundant audit.

•	Instruct the independent accountants that the Board is the accountant’s client and have the independent accountants report directly to the Committee.

Financial Statement/Internal Controls

•	Review annual financial statements with management and the independent accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements, including the nature and extent of any significant changes in accounting principles, and approve such financial statements prior to release of the annual earnings.

•	Discuss with the independent accountants their reports regarding (a) all critical accounting policies and practices used by the Company, (b) all material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm, and (c) other material written communications between the accounting firm and management such as any management letter or schedule of “unadjusted differences.”

•	Review with management and the independent accountants significant risks and exposures, audit activities and significant audit findings.

•	Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

•	Review and discuss with management and the independent accountants the Company’s interim financial reports before they are filed on Form 10-Q.

•	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Review the Company’s quarterly earnings releases and the Company’s annual fiscal year earnings release, including the use of “pro forma” or “adjusted” non-GAAP information as well as financial information and earnings guidance, before such releases are made public.

•	Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

•	Consider external accountants’ judgments regarding the quality and appropriateness of financial statements.

•	Make inquiries of management and external accountants concerning the adequacy of the Company’s system of internal controls.

•	Advise financial management and the independent accountants that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

•	Advise financial management and the independent accountant to discuss with the Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

Ethics and Business Conduct

•	Provide oversight to the business ethics and compliance program.

•	Require management to report on procedures that provide assurance that the corporation’s mission, values, and code of conduct are properly communicated to all employees on an annual basis.

•	Review the corporation’s code of conduct annually and direct management to establish a system reasonably designed to assure compliance with the code.

•	Review the programs and policies of the Company designed by management to assure compliance with applicable laws and regulations and monitor the results of the compliance efforts.

•	Inquire of the Vice President responsible for the Company’s Code of Conduct regarding any difficulties encountered in the course of their review, including any restrictions on the scope of their work or access to required information.

•	Review and concur in the appointment, replacement, reassignment or dismissal of the Vice President responsible for the Code of Business Conduct.

•	Obtain assurance from the independent accountants that, in the course of their audit, the accountants have not become aware that any illegal act has occurred at the Company.

•	Establish procedures to receive, retain and treat complaints, including confidential, anonymous complaints, regarding accounting, internal accounting controls, or auditing matters.

•	Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

Legal

•	Meet with organization’s legal counsel to review any legal matters that may have a significant impact on the Company’s overall financials.

EXHIBIT B

AMENDED AND RESTATED CHARTER

OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Organization and Composition:

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NetManage, Inc., a Delaware corporation (the “Company”), shall consist of at least three directors, all of whom shall be “independent” as such term is defined by the Securities and Exchange Commission (“SEC”), relevant law and the NASDAQ Stock Exchange (“NASDAQ”) listing standards; provided, however, that a single “non-independent” director, who is not an officer of the Company, may be permitted to serve, for up to two years, on the Committee if such individual would qualify to serve on the Committee pursuant to the “exceptional and limited circumstances” exception available under rules promulgated by the SEC or by NASDAQ. Additionally, no director may serve on the Committee unless he or she (1) is a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, and (2) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Committee members shall be appointed by and serve at the discretion of the Board of Directors. Committee members shall hold their offices for one year and until their successors are elected and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board Of Directors.

The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. Each Committee must perform an annual evaluation of such Committee in accordance with NASDAQ listing standards.

Meetings:

The Board shall designate one of the members as Chairman of the Committee and the Committee shall meet periodically, as deemed necessary by the Chairman of the Committee, but in no event less than three times a year. A representative from the Company shall give reasonable notice, personally or by mail, telephone, facsimile or electronically, to each member of the Committee of all meetings before such meeting, unless all of the members of the Committee in office waive notice thereof in writing at or before the meeting, in which case the meeting may be held without advance notice. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Chief Executive Officer and Vice President of Finance may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

Purpose:

The Committee is charged with the broad responsibility of overseeing that the senior executives of the Company and its subsidiaries are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive. Specifically, the Committee’s primary duties and responsibilities shall be to:

•	develop and recommend to the Board total compensation for senior executives, including oversight of all senior executive benefit plans, including non-qualified plans;

•	oversee the Company’s incentive plans;

•	oversee the Company’s qualified defined benefit pension plans;

•	produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement;

•	perform such other similar duties and responsibilities which may be referred to the Committee from time to time by the full Board; and

•	review and recommend to the full Board any employment contracts or consulting arrangements between the Company and any current or former employees or directors.

Duties and Authority:

The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

Compensation and Benefits

1.	Establish the total compensation package provided to the Chief Executive Officer or most senior officer of the Company, as well as such other officers of the Company whose compensation is disclosed in the Company’s proxy statement, and review and/or approve the actual compensation, including base pay adjustments, stock incentive unit grants, stock options, and any annual and long-term incentive payouts paid to senior executive officers of the Company. The Committee should be involved with any employment agreements, severance agreement or change of control agreements between the Company and its senior executive officers. Specifically as to the Chief Executive Officer, and in conjunction with the Nominating Committee’s oversight of the senior management evaluation process, annually review and approve the goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and set the Chief Executive’s compensation level based on this evaluation.

2.	As part of its review and establishment of the performance criteria and compensation of designated officers, the Committee should meet separately on an annual basis with the Chief Executive Officer and any other executive officers. The Committee shall also meet without such officers present and in all cases such officers shall not be present at Committee meetings at which their performance and compensation are being discussed and determined.

3.	Review and approve the design of the benefit plans, which pertain to the Chief Executive Officer and other senior executive officers that report directly to the Chief Executive Officer.

4.	Review and recommend to the Board the creation and/or revision of incentive compensation plans and equity-based plans.

5.	Draft and approve the Compensation Committee Report on Executive Compensation included in the Company’s annual proxy statement and generally oversee compliance with the compensation reporting requirements of the SEC.

6.	The Committee shall have sole authority to retain, at the Company’s expense, and terminate consultants to advise the Committee on executive compensation practices, policies and related matters, and the sole authority to approve fees and other retention terms. The Committee shall also have sole authority to obtain and receive advice and assistance from internal or external legal or other advisors at the Company’s expense.

Benefit and Pension Plans

1.	Establish the design of the benefit plans that pertain to the Chief Executive Officer and senior executive officers of the Company who report directly to the Chief Executive Officer.

2.	Review and recommend to the Board changes to or adoption of qualified pension plans and non-qualified plans of the Company and conduct periodic reviews of plan asset investments and approve periodically investment and funding guidelines developed by the Committee.

EXHIBIT C

Nominating Policy

This Nominating Policy shall guide and assist the Independent Directors of NetManage, Inc. with the identification, evaluation and recommendation of nominees for the Company’s board for each annual meeting and is designed to assist with the evaluation of the composition of the Company’s board and its committees.

The Independent Directors believe that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Company’s board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Independent Directors shall examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Independent Directors shall also seek to have the Company’s board represent a diversity of backgrounds and experience.

The Independent Directors shall identify potential nominees by asking current directors and executive officers to notify the Independent Directors if they become aware of persons, meeting the criteria described above, who might serve on the Company’s board. The Independent Directors also, from time to time, may engage firms that specialize in identifying director candidates

Once a person has been identified by the Independent Directors as a potential candidate, the Independent Directors may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Independent Directors determine that the candidate warrants further consideration, the person will be contacted. Generally, if the person expresses a willingness to be considered and to serve on the Company’s board, the Independent Directors shall request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Independent Directors might be considering, and conduct one or more interviews with the candidate. In certain instances, the Independent Directors may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

NETMANAGE, INC.

C/O EQUISERVE

150 ROYALL STREET

CANTON, MA 02021

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to NetManage, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE MARK, DATE, SIGN AND RETURN.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NETMNG

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NETMANAGE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR EACH OF THE PROPOSALS.

1. To elect two directors to serve until the Annual Meeting of Stockholders to be held in 2007 or until their successors are duly elected and qualified.

Nominees: John Bosch and Dr. Shelley Harrison

For Withhold For All All All Except

To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

VOTE ON PROPOSALS

For Against Abstain

2. To ratify the appointment of Deloitte & Touche LLP as the independent accountants of NetManage, Inc. for the current fiscal year ending December 31, 2004.

3. To approve an amendment and restatement to our 1999 Non Statutory Stock Option Plan (the “1999 Plan”) to (i) increase the number of shares reserved for issuance under the 1999 Plan by 500,000 shares; (ii) to effect certain changes to the 1999 Plan including the addition of an annual automatic share increase provision to the Plan beginning in the calendar year 2005 and continuing through the calendar year 2009; (iii) and the extension of the term of the 1999 Plan to October 25, 2014.

4. To approve an amendment and restatement to our Certificate of Incorporation.

In accordance with the discretion of the proxy holders, to vote upon any other matters which may properly come before the Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If a corporation, sign in full corporate name by president or authorized officer. If a partnership, sign in partnership name by an authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. This proxy must be dated.

MARK HERE FOR COMMENTS AND NOTE ON REVERSE SIDE.

Please indicate if you plan to attend this meeting

YES NO

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

DETACH HERE

PROXY

NETMANAGE, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR ANNUAL MEETING TO BE HELD MAY 26, 2004

The undersigned revokes all previous proxies, hereby constitutes and appoints Zvi Alon and Michael R. Peckham, and each of them singly, with full power of substitution, as proxies to vote and act at the NetManage, Inc. 2004 Meeting of Stockholders to be held on May 26, 2004 at 9:00 a.m., local time, and at any and all postponements and adjournments thereof (the “Meeting”), upon and with respect to the number of shares of the common stock of NetManage, Inc., $0.01 par value per share (“Common Stock”), as to which the undersigned is entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote as designated on the reverse side, and in favor of the recommendations of management on any other matters, which may come before the Meeting, all as further described in the accompanying Notice of Meeting of Stockholders and Proxy Statement. If no such directions are indicated, the proxies or their substitutes will have authority to vote FOR the Election of Directors, FOR Item 2, FOR Item 3 and FOR Item 4.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement dated April 16, 2004 relating to the Meeting.

Comments:

(If you noted any comments above, please mark corresponding box on other side.)

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE